                                                                   EXHIBIT 99.07


                 CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR


        I, John T. Dickinson, hereby consent to the use, in the Registration Statement on Form S-1 of U.S.A. Floral Products, Inc., a Delaware corporation (the "Company"), to which this consent is filed as an exhibit included therein, of my name as a person about to become a Director of the Company.



                                                           /s/ John T. Dickinson
                                                           ---------------------
                                                           John T. Dickinson
August  4, 1997